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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2002

                                THINKPATH, INC.

             (Exact name of registrant as specified in its charter)

          Ontario                        1-14813                     N/A
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(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
      of organization)                                       Identification No.)

         55 University Avenue
        Toronto Ontario Canada                                          M5J2H7
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(Address of Principal Executive Office)                               (Zip Code)

         Registrant's telephone number, including area code: (416) 364-8800

                                 Not Applicable
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ITEM 5.  OTHER EVENTS

         On December 5, 2002, Thinkpath closed on an $800,000 (US) offering of 12% Convertible debt. The offering was made to non-U.S. residents pursuant to Regulation S. The debt is convertible into common stock at a discount to the market. In connection with the offering, Thinkpath issued an aggregate of 800,000 warrants to purchase common stock and paid a 10% cash commission. The offering provides that the investors can purchase an additional $2,200,000 (US) of convertible debt. The proceeds were used to repay debt obligations and for working capital.

         In connection with such offering, Thinkpath formally restructured its debt obligations with Denise Dunne-Fushi. Thinkpath issued Dunne-Fushi a $1,965,536 (US) principal amount promissory note, providing for monthly $10,000 (US) payments. In exchange for the issuance of 5,316,667 shares, Dunne-Fushi forgave an aggregate of $1,365,000 (US) in indebtedness owed by Thinkpath.

         Thinkpath also received a $4,000,000 (US) line of credit from Maple Partners America Inc., Morrison Financial Services Limited and MFI Export Finance Inc. The agreement allows Thinkpath to borrow against 75% of their accounts receivable.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                             THINKPATH, INC.

                                             By: \s\ Declan French
                                                 -------------------------------
                                                 Declan French
                                                 Chief Executive Officer



December 9, 2002


ITEM 7.  EXHIBITS

         99.1  Securities Purchase Agreement dated December 5, 2002; and
         99.2  12% Senior Secured Convertible Debenture